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   Exhibits of the Registrant

        22.1   Subsidiaries of the Registrant include:


                Name                         State of Incorporation
                --------------------------   ----------------------
                Trans Leasing Insurance      Illinois
                 Services, Inc.

                T.L.I. Auto Leasing          Illinois
                 Group, Inc.

                Nuvotron, Inc.               Illinois

                Trans Leasing Finance        Delaware
                 Corp.

                TL Lease Funding Corp. II    Delaware

                TL Lease Funding Corp. III   Delaware

                TL Lease Funding Corp. IV    Delaware


        Each of the above listed subsidiaries conducts business solely under its own name.










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